Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of October 19, 2017, (this “Agreement”) by and among GROWLIFE, Inc., a Delaware corporation (the “Company” or “GROWLIFE”) and SOJA, Inc., a California corporation (“SOJA”), and GROWLIFE Hydroponics, Inc., the sole-shareholder of SOJA (the “SOJA Shareholder”). For purposes of this Agreement GROWLIFE, SOJA, and the SOJA Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the SOJA Shareholder and SOJA believe it is in their respective best interests for the SOJA Shareholder to exchange, One Hundred (100%) percent of the issued and outstanding shares of SOJA (the “SOJA Shares”), for an aggregate of One Hundred (100) shares of GROWLIFE restricted common stock (the “GROWLIFE Shares”); and, GROWLIFE  believes it is in its best interest and the best interest of its stockholders to acquire the SOJA Shares in exchange for the GROWLIFE Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) SOJA shall become a wholly-owned subsidiary of GROWLIFE; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SOJA SHARES FOR GROWLIFE SHARES

Section 1.1         Agreements to Exchange SOJA Shares for GROWLIFE Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the SOJA Shareholder shall assign, transfer, convey and deliver the SOJA Shares to GROWLIFE in consideration and exchange for the SOJA Shares, GROWLIFE shall issue, transfer, convey and deliver the GROWLIFE Shares to the SOJA Shareholder.

Section 1.2         Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3         Share Exchange.  After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, shares representing One Hundred (100%) percent of the SOJA Shares shall be exchanged and delivered to GROWLIFE and in exchange GROWLIFE shall exchange and deliver an aggregate of One Hundred (100) shares of GROWLIFE stock to the SOJA Shareholder.

Section 1.4         Restrictions on GROWLIFE Shares Issued Pursuant to this Agreement. The GROWLIFE shares to be issued by GROWLIFE pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws.  The GROWLIFE Shares to be issued by GROWLIFE pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of GROWLIFE Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.5         Share Exchange Procedure. The SOJA Shareholder may exchange his certificate(s) representing the SOJA Shares by delivering such certificate(s) to GROWLIFE duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the GROWLIFE Shares to the holder thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GROWLIFE

GROWLIFE represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1         Corporate Organization

A.         GROWLIFE, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of GROWLIFE.  “Material Adverse Effect” means, when used with respect to GROWLIFE, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of GROWLIFE, or materially impair the ability of GROWLIFE to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.         Copies of the Articles of Incorporation and Bylaws of GROWLIFE with all amendments thereto, as of the date hereof (the “GROWLIFE Charter Documents”), have been furnished to SOJA, if so requested, and such copies are accurate and complete as of the date hereof.  The minute books of GROWLIFE are current as required by law, contain the minutes of all meetings of the GROWLIFE Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the GROWLIFE Board and its stockholders. GROWLIFE is not in violation of any of the provisions of the GROWLIFE Charter Documents.

Section 2.2         Capitalization of GROWLIFE.

A.         The authorized capital stock of GROWLIFE consists of 3,010,000,000 shares of capital stock, of which 3,000,000,000 are shares of voting common stock, par value $0.0001 per share, and 10,000,000 are shares of preferred stock, par value $0.0001 per share. There were 2,064,907,125shares of common stock issued and outstanding immediately prior to the Share Exchange.

B.         All of the issued and outstanding shares of common stock of GROWLIFE immediately prior to this Share Exchange are, and all shares of common stock of GROWLIFE when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of GROWLIFE described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of GROWLIFE has any right to rescind or bring any other claim against GROWLIFE for failure to comply with the Securities Act, or state securities laws.

Section 2.3         Shell Status. As of the date of this Agreement, GROWLIFE represents that it is not and has not been a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 2.4         Authorization, Validity and Enforceability of Agreements. GROWLIFE has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by GROWLIFE and the consummation by GROWLIFE of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of GROWLIFE, and no other corporate proceedings on the part of GROWLIFE are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of GROWLIFE and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. GROWLIFE does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the GROWLIFE Shares in connection with the Share Exchange.

Section 2.5         No Conflict or Violation. Neither the execution and delivery of the Agreements by GROWLIFE, nor the consummation by GROWLIFE of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the GROWLIFE Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which GROWLIFE is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which GROWLIFE is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of GROWLIFE’ assets, including without limitation, the GROWLIFE Shares.

Section 2.6         Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of GROWLIFE, currently threatened against GROWLIFE or any of its affiliates, that may affect the validity of this Agreement or the right of GROWLIFE to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of GROWLIFE, currently threatened against GROWLIFE or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to GROWLIFE or any of its affiliates. Neither GROWLIFE nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by GROWLIFE or any of its affiliates currently pending or which GROWLIFE or any of its affiliates intends to initiate.

Section 2.7         Compliance with Laws. GROWLIFE has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8         Financial Statements. GROWLIFE’s financial statements (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of GROWLIFE as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. GROWLIFE has no material liabilities (contingent or otherwise). GROWLIFE maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9         Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, GROWLIFE Board minutes and financial and other records of whatsoever kind of GROWLIFE have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of GROWLIFE. GROWLIFE maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by GROWLIFE to arise, between GROWLIFE and any accountants and/or lawyers formerly or presently engaged by GROWLIFE. GROWLIFE is current with respect to fees owed to its accountants and lawyers.

Section 2.11         Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) GROWLIFE has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) GROWLIFE has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) GROWLIFE has not made any loan, advance or capital contribution to or investment in any person or entity; (E) GROWLIFE has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) GROWLIFE has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, GROWLIFE has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12         No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to GROWLIFE or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by GROWLIFE but which has not been so publicly announced or disclosed. GROWLIFE has not provided to SOJA, or the SOJA Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by GROWLIFE but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13         Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of GROWLIFE in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SOJA

SOJA represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to SOJA, are true and complete as of the date hereof.

Section 3.1         Corporate Organization

A.         SOJA, a company duly formed under the laws of California (Corp#: C2495998) has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of SOJA. “Material Adverse Effect” means, when used with respect to SOJA, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of SOJA, or materially impair the ability of SOJA to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.         Copies of the formation documents of SOJA, or their equivalent, with all amendments thereto, as of the date hereof (the “SOJA Charter Documents”), have been furnished to GROWLIFE, if so requested, and such copies are accurate and complete as of the date hereof.  The minute books of SOJA are current as required by law, contain the minutes of all meetings of the SOJA Board and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the SOJA Board and its stockholders. SOJA is not in violation of any of the provisions of the SOJA Charter Documents.

Section 3.2         Capitalization of SOJA.  SOJA represents and warrants that it currently has 10,000 shares of common stock authorized, and 1,000 shares issued and outstanding as of the date of Closing, all of the issued and outstanding shares of common stock of SOJA immediately prior to this Share Exchange have been duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of California and will have been issued free of preemptive rights of any security holder.

Section 3.3         Shareholders of SOJA’s Common Stock. SOJA has provided GROWLIFE a true and complete list of the holders of all issued and outstanding shares of SOJA including number of GROWLIFE shares held as of the date of this Agreement.

Section 3.4         Financial Statements. SOJA has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of SOJA.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability SOJA had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of SOJA, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

The books and records, financial and otherwise, of SOJA are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of SOJA’s assets are reflected on its financial statements, and SOJA has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.5         Information. The information concerning SOJA set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6         Personal Property. SOJA possesses, and has good and marketable title of all property necessary for the continued operation of the business of SOJA as presently conducted and as represented to GROWLIFE. All such property is used in the business of SOJA.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by SOJA and its subsidiaries, if any, is owned by SOJA or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.7         Intellectual Property. SOJA represents and warrants that any trade secrets, and “know-how” held relating to business of SOJA, and all other intangible assets, in SOJA’s possession or that may be reasonably acquired by SOJA any other proprietary information and trade secrets relating to the business of SOJA (collectively the “Intellectual Property”) shall remain the intellectual property of SOJA as of the date of Closing of this Agreement and that SOJA shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to GROWLIFE, as necessary to protect GROWLIFE’s rights to the same.

Section 3.8         Subsidiaries. SOJA does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.9         Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of SOJA; and (b) SOJA has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.10        Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of SOJA after reasonable investigation, threatened by or against SOJA or affecting SOJA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  SOJA does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.11        Compliance With Laws and Regulations. To the best of its knowledge, SOJA has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of SOJA or except to the extent that noncompliance would not result in the occurrence of any material liability for SOJA.  This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.12        Approval of Agreement. The Board of Directors of SOJA has authorized the execution and delivery of this Agreement by SOJA and has approved this Agreement and the transactions contemplated hereby.

Section 3.13        Valid Obligation. This Agreement and all agreements and other documents executed by SOJA in connection herewith constitute the valid and binding obligation of SOJA, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SOJA SHAREHOLDER

The SOJA Shareholders hereby severally and not jointly represents and warrants to GROWLIFE:

Section 4.1         Authority. The SOJA Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such SOJA Shareholder is party, to consummate the transactions contemplated by this Agreement, and to perform such SOJA Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the SOJA Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such SOJA Shareholder, this Agreement is duly authorized, executed and delivered by the SOJA Shareholder and constitutes the legal, valid and binding obligations of the SOJA Shareholder, enforceable against the SOJA Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2         No Conflict. Neither the execution or delivery by the SOJA Shareholder of this Agreement, nor the consummation or performance by the SOJA Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the SOJA Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the SOJA Shareholder is a party or by which the properties or assets of the SOJA Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the SOJA Shareholder, or any of the properties or assets of the SOJA Shareholder, may be subject.

Section 4.3         Litigation. There is no pending Action against the SOJA Shareholder that involves the SOJA Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of SOJA and, to the knowledge of the SOJA Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4         Ownership of Shares. The SOJA Shareholder is the record and beneficial owner of the SOJA Shares. The SOJA Shareholder is not the record or beneficial owners of any other shares of SOJA. The SOJA Shareholder has and shall transfer at the Closing, good and marketable title to the SOJA Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5         Pre-emptive Rights.  The SOJA Shareholder has no pre-emptive rights or any other rights to acquire any shares of SOJA that have not been waived or exercised.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF SOJA AND THE SOJA SHAREHOLDER

The obligations of SOJA to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SOJA or the SOJA Shareholder, as the case may be, in their sole discretion:

Section 5.1         Representations and Warranties of GROWLIFE. All representations and warranties made by GROWLIFE in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2         Agreements and Covenants. GROWLIFE shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3         Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4         No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GROWLIFE shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5         Obligations Post Closing. None.

Section 5.6         Obligations Prior to Closing. GROWLIFE shall deliver the following documents to SUJA: (i) share certificates evidencing the GROWLIFE Shares registered in the name of the SUJA Shareholder; (ii) this Agreement duly executed; (iii) such other documents as SUJA or the SUJA Shareholder may reasonably request for the purpose of evidencing the accuracy of any of the representations and warranties of GROWLIFE, evidencing the performance of, or compliance by GROWLIFE with any covenant or obligation required to be performed or complied with by GROWLIFE, evidencing the satisfaction of any condition referred to in this Article V, or otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7         No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to GROWLIFE.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF GROWLIFE

The obligations of GROWLIFE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by GROWLIFE in its sole discretion:

Section 6.1         Representations and Warranties of SOJA and the SOJA Shareholder. All representations and warranties made by SOJA and the SOJA Shareholder on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2         Agreements and Covenants. SOJA and the SOJA Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3         Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4         No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SOJA shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5         Documents. SOJA and the SOJA Shareholder must deliver to GROWLIFE at the Closing:

A.         share certificates evidencing the number of SOJA Shares, along with executed share transfer forms transferring such SOJA Shares to GROWLIFE;

C.         this Agreement to which the SOJA and the SOJA Shareholder are each a party, duly executed; and,

D.         such other documents as GROWLIFE may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of SOJA and the SOJA Shareholder, (ii) evidencing the performance of, or compliance by SOJA and the SOJA Shareholder with, any covenant or obligation required to be performed or complied with by SOJA and the SOJA Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7         No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the SOJA Shares, or any other stock, voting, equity, or ownership interest in, SOJA, or (b) is entitled to all or any portion of the GROWLIFE Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1         Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2         Indemnification.

A.         Indemnification Obligations in favor of GROWLIFE. From and after the Closing Date until the expiration of the Survival Period, SOJA shall reimburse and hold harmless GROWLIFE and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “GROWLIFE Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such GROWLIFE Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any GROWLIFE Indemnified Party, which arises or results from a third-party claim brought against a GROWLIFE Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of SOJA. All claims of GROWLIFE pursuant to this Section 7.2 shall be brought by GROWLIFE on behalf of GROWLIFE and those Persons who were stockholders of GROWLIFE immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $50,000 in the aggregate from SOJA.   No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.         Indemnification Obligations in favor of SOJA and the SOJA Shareholder. From and after the Closing Date until the expiration of the Survival Period, GROWLIFE and the GROWLIFE shareholders shall indemnify and hold harmless SOJA, the SOJA Shareholder, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “SOJA Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by GROWLIFE in this Agreement and in any certificate delivered by GROWLIFE pursuant to this Agreement; (ii) any breach by GROWLIFE of any covenant, obligation or other agreement made by GROWLIFE in this Agreement; and (iii) a third-party claim based on any acts or omissions by GROWLIFE. In no event shall any such indemnification payments exceed $50,000 in the aggregate from GROWLIFE.  No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2         Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3         Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4         Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5         Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6         Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8         Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Delaware, and/or the U.S. District Court for Delaware, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9         Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10        Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 8.11        Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GROWLIFE INC.

Per:	/s/Marco Hegyi
Name: Marco Hegyi
Title: President and Chief Executive Officer

SOJA, INC.

Per:	/s/Marco Hegyi
Name: Marco Hegyi
Title: President and Chief Executive Officer

GROWLIFE HYDROPONICS, INC.

(The Soja Shareholder)

Per:	/s/Marco Hegyi
Name: Marco Hegyi
Title: President and Chief Executive Officer
100% Shareholder